                                                                   EXHIBIT T3C-2

                       JUNIOR SUBORDINATED NOTE INDENTURE

                         DATED AS OF SEPTEMBER __, 2005

                                     BETWEEN

                              TRENWICK AMERICA LLC

                                       AND

                      HSBC BANK USA, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

             JUNIOR SUBORDINATED SECURED NOTES DUE FEBRUARY 15, 2013

ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE................................................       2

         Section 1.01          Definitions......................................................................       2

         Section 1.02          Incorporation by Reference to TIA................................................      15

         Section 1.03          Rules of Construction............................................................      15

         Section 1.04          Form of Documents Delivered to Trustee...........................................      16

ARTICLE 2.            THE NOTES.................................................................................      16

         Section 2.01          Form and Dating..................................................................      16

         Section 2.02          Legend...........................................................................      17

         Section 2.03          Execution, Authentication and Denominations......................................      17

         Section 2.04          Registrar and Paying Agent.......................................................      18

         Section 2.05          Paying Agent to Hold Money in Trust..............................................      19

         Section 2.06          Transfer and Exchange............................................................      19

         Section 2.07          Book-Entry Provisions for Global Notes...........................................      20

         Section 2.08          Replacement Notes................................................................      21

         Section 2.09          Outstanding Notes................................................................      21

         Section 2.10          Temporary Notes..................................................................      21

         Section 2.11          Cancellation.....................................................................      22

         Section 2.12          CUSIP Numbers....................................................................      22

         Section 2.13          Persons Deemed Owners............................................................      22

         Section 2.14          Holder Lists.....................................................................      23

ARTICLE 3.            REDEMPTION................................................................................      23

         Section 3.01          Right of Redemption; Mandatory Redemption........................................      23

         Section 3.02          Notices to Trustee...............................................................      23

         Section 3.03          Application of Payments in Respect of Redemption.................................      23

         Section 3.04          Notice of Redemption.............................................................      24

         Section 3.05          Effect of Notice of Redemption...................................................      24

         Section 3.06          Deposit of Redemption Price......................................................      24

         Section 3.07          Notes Redeemed in Part...........................................................      25

         Section 3.08          Deemed Redemption in Respect of Junior Litigation Trust Certificates;
                               Notice to Litigation Trust.......................................................      25

         Section 3.09          Notices By Trustee...............................................................      25

ARTICLE 4.            COVENANTS.................................................................................      25

         Section 4.01          Payment of Notes.................................................................      25

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
         Section 4.02          Maintenance of Office or Agency..................................................      25

         Section 4.03          Debt Incurrence..................................................................      26

         Section 4.04          Capital Expenditures.............................................................      27

         Section 4.05          Acquisitions.....................................................................      27

         Section 4.06          Liens............................................................................      27

         Section 4.07          Sale of Assets...................................................................      28

         Section 4.08          Restricted Payments and Restricted Investments...................................      28

         Section 4.09          Limitations on Certain Subsidiary Actions........................................      28

         Section 4.10          Affiliate Transactions...........................................................      29

         Section 4.11          Line of Business.................................................................      30

         Section 4.12          Compliance with Law..............................................................      30

         Section 4.13          Insurance........................................................................      30

         Section 4.14          Payment of Taxes and Claims......................................................      30

         Section 4.15          Corporate Existence, etc.........................................................      30

         Section 4.16          Notice of Defaults...............................................................      31

         Section 4.17          Financial Statements.............................................................      31

         Section 4.18          Compliance Certificates..........................................................      32

         Section 4.19          Commission Reports and Reports to Holders........................................      32

         Section 4.20          Waiver of Stay, Extension or Usury Laws..........................................      32

         Section 4.21          Maintenance of Bank Accounts.....................................................      33

         Section 4.22          Resale of Certain Securities.....................................................      33

         Section 4.23          Mergers and Consolidations.......................................................      33

         Section 4.24          Modifications of Certain Documents and Agreements................................      33

         Section 4.25          Run-Off of Insurance Liabilities; TARCO Free Cash................................      33

         Section 4.26          Board Observation Rights.........................................................      34

         Section 4.27          Registration and Listing.........................................................      35

         Section 4.28          No Issuance of Capital...........................................................      35

ARTICLE 5.            INTENTIONALLY OMITTED.....................................................................      35

ARTICLE 6.            DEFAULT AND REMEDIES......................................................................      35

         Section 6.01          Events of Default................................................................      35

         Section 6.02          Acceleration.....................................................................      37

         Section 6.03          Other Remedies...................................................................      37

         Section 6.04          Waiver of Past Defaults..........................................................      37

                                       ii
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
         Section 6.05          Control with Required Consent....................................................      38

         Section 6.06          Limitation on Suits..............................................................      38

         Section 6.07          Rights of Holders to Receive Payment.............................................      39

         Section 6.08          Collection Suit by Trustee.......................................................      39

         Section 6.09          Trustee May File Proofs of Claim.................................................      39

         Section 6.10          Priorities.......................................................................      39

         Section 6.11          Undertaking for Costs............................................................      40

         Section 6.12          Restoration of Rights and Remedies...............................................      40

         Section 6.13          Rights and Remedies Cumulative...................................................      40

         Section 6.14          Delay or Omission Not Waiver.....................................................      40

         Section 6.15          Trustee May Enforce Claims Without Possession of the Notes.......................      41

ARTICLE 7.            SUBORDINATION.............................................................................      41

         Section 7.01          Subordination of Notes...........................................................      41

         Section 7.02          Obligation of the Company Unconditional..........................................      43

         Section 7.03          Subrogation......................................................................      44

         Section 7.04          Rights of Holders of Senior Debt.................................................      44

         Section 7.05          Trustee to Effectuate Subordination..............................................      45

         Section 7.06          Notice to Trustee................................................................      45

         Section 7.07          Reliance on Judicial Order or Certificate of Liquidating Agent...................      45

         Section 7.08          Article Applicable to Paying Agents..............................................      46

         Section 7.09          Trustee Not Fiduciary............................................................      46

ARTICLE 8.            TRUSTEE...................................................................................      46

         Section 8.01          General..........................................................................      46

         Section 8.02          Certain Rights of Trustee........................................................      47

         Section 8.03          Individual Rights of Trustee.....................................................      48

         Section 8.04          Trustee's Disclaimer.............................................................      48

         Section 8.05          Notice of Default................................................................      48

         Section 8.06          Reports by Trustee to Holders....................................................      49

         Section 8.07          Compensation and Indemnity.......................................................      49

         Section 8.08          Replacement of Trustee...........................................................      50

         Section 8.09          Successor Trustee by Merger, Etc.................................................      50

         Section 8.10          Eligibility......................................................................      50

         Section 8.11          Money Held in Trust..............................................................      51

                                      iii
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
         Section 8.12          Withholding Taxes................................................................      51

ARTICLE 9.            COLLATERAL AND SECURITY...................................................................      51

         Section 9.01          Collateral Documents.............................................................      51

         Section 9.02          Recording and Opinions...........................................................      52

         Section 9.03          Release of Collateral............................................................      52

         Section 9.04          Certificates of the Company......................................................      52

         Section 9.05          Certificates of the Trustee......................................................      52

         Section 9.06          Authorization of Actions to Be Taken by the Trustee Under the Collateral
                               Documents........................................................................      53

         Section 9.07          Authorization of Receipt of Funds by the Trustee Under the Collateral
                               Documents........................................................................      53

         Section 9.08          Termination of Security Interest.................................................      53

ARTICLE 10.           INTENTIONALLY OMITTED.....................................................................      53

ARTICLE 11.           DISCHARGE OF INDENTURE....................................................................      53

         Section 11.01         Termination of Company's Obligations.............................................      53

         Section 11.02         Application of Trust Money; Miscellaneous........................................      54

         Section 11.03         Repayment to Company.............................................................      54

         Section 11.04         Reinstatement....................................................................      55

ARTICLE 12.           AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................................................      55

         Section 12.01         Without Consent of Holders.......................................................      55

         Section 12.02         With Consent of Holders..........................................................      56

         Section 12.03         Revocation and Effect of Consent.................................................      57

         Section 12.04         Notation on or Exchange of Notes.................................................      57

         Section 12.05         Trustee to Sign Amendments, Etc..................................................      58

         Section 12.06         Conformity with TIA..............................................................      58

ARTICLE 13.           [INTENTIONALLY OMITTED]...................................................................      58

ARTICLE 14.           MISCELLANEOUS.............................................................................      58

         Section 14.01         Table of Contents, Headings, Etc.................................................      58

         Section 14.02         Notices..........................................................................      58

         Section 14.03         Certificate and Opinion as to Conditions Precedent...............................      59

         Section 14.04         Statements Required in Certificate or Opinion....................................      59

         Section 14.05         Rules by Trustee, Paying Agent or Registrar......................................      60

         Section 14.06         Payment Date Other Than a Business Day...........................................      60

                                       iv
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
Section 14.07         Governing Law....................................................................      60

Section 14.08         No Adverse Interpretation of Other Agreements....................................      60

Section 14.09         Venue and Jurisdiction...........................................................      60

Section 14.10         Successors.......................................................................      60

Section 14.11         Duplicate Originals..............................................................      61

Section 14.12         Severability.....................................................................      61

Section 14.13         TIA Controls.....................................................................      61

Section 14.14         Communication Among Holders......................................................      61

Section 14.15         Acts of Holders..................................................................      61

Section 14.16         Voting by Holders of the LoC Bank Junior Subordinated Notes......................      62

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A            FORM OF SERIES A JUNIOR SUBORDINATED SECURED NOTE

EXHIBIT B            FORM OF SERIES B JUNIOR SUBORDINATED SECURED NOTE

SCHEDULE 1.01        RESTRICTED INVESTMENTS

SCHEDULE 4.10        PERMITTED AFFILIATE TRANSACTIONS

                              CROSS REFERENCE TABLE
                             TO TRUST INDENTURE ACT

      The following cross-reference table shows the location in this Indenture of provisions inserted pursuant to sections 310 through 318 inclusive of the Trust Indenture Act of 1939, as amended.

      TIA SECTION                           INDENTURE SECTION
----------------------               -------------------------------
310(a)(1)                            Section 8.10
   (a)(2)                            Section 8.10
   (a)(5)                            Section 8.10
   (b)                               Section 8.03, 8.08
311                                  Section 8.03
312(a)                               Section 2.04(c), 2.14
   (b)                               Section 2.04(c), 14.14
   (c)                               Section 14.14
313(a)                               Section 8.06(a)
   (b)                               Section 9.03(b)
   (c)                               Section 8.06(a)
   (d)                               Section 8.06(b)
314(a)(1)                            Section 4.19
   (a)(4)                            Section 1.01, Section 4.18
   (b)                               Section 9.02
   (c)                               Section 2.03, 8.02(b), 11.01(b)
   (c)(1)                            Section 14.03
   (c)(2)                            Section 14.03
   (e)                               Section 1.01, 14.04
   (d)                               Section 9.03(b), 9.04
315(a)                               Section 8.01(c)
   (b)                               Section 8.05(a)
   (c)                               Section 8.01(b)
   (d)                               Section 8.01(d)
315(e)                               Section 6.11
316(a) (last sentence)               Section 6.06

   (a)(1)(A)                      Section 6.05
   (a)(1)(B)                      Section 6.04
   (b)                            Section 6.07
   (c)                            Section 14.15(c)
317(a)(1)                         Section 6.08
   (a)(2)                         Section 6.09
   (b)                            Section 2.05
318(a)                            Section 14.13

                       JUNIOR SUBORDINATED NOTE INDENTURE

      THIS JUNIOR SUBORDINATED NOTE INDENTURE, dated as of September __, 2005 (as amended from time to time, this "INDENTURE"), between Trenwick America LLC, a Delaware limited liability company (the "COMPANY") that emerged on the Effective Date from bankruptcy proceedings commenced under Chapter 11 of the United States Bankruptcy Code, and HSBC Bank USA, National Association, a national banking association, as the Trustee. Capitalized terms have the meaning set forth in Section 1.01 below.

                                    RECITALS

      WHEREAS, on the Petition Date, Trenwick America Corporation, a Delaware corporation ("TAC"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT");

      WHEREAS, on October 27, 2004, the Plan Proponents filed the Second Amended Plan of Reorganization of TAC under Chapter 11 of the United States Bankruptcy Code dated October 26, 2004 with the Bankruptcy Court (the "PLAN OF REORGANIZATION");

      WHEREAS, on October 27, 2004, the Bankruptcy Court entered an order pursuant to Section 1129 of the United States Bankruptcy Code confirming the Plan of Reorganization;

      WHEREAS, pursuant to the Plan of Reorganization, the Company succeeds to certain of the assets of TAC and is authorized to issue [$_______________] in aggregate principal amount of its Series A Junior Subordinated Secured Notes Due February 15, 2013 (the "SERIES A NOTES") and (b) $[___________] in aggregate principal amount of its Series B Junior Subordinated Secured Notes Due February 15, 2013 (the "SERIES B NOTES", and together with the Series A Notes, the "NOTES");

      WHEREAS, all things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder, the valid obligations of the Company; and

      WHEREAS, the Company has agreed, subject to the terms and conditions of
Article 9 hereof, to secure its respective obligations to the Holders hereunder by granting Liens on certain of its property, all as more fully provided herein and in the Collateral Documents;

      NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

This Indenture is subject to, and shall be governed by, the provisions of the TIA that are required or deemed to be a part of and to govern indentures qualified under the TIA.

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01 Definitions.

      "ACT" has the meaning specified in Section 14.15.

      "AFFILIATE" means, at any time,

            (a) with respect to any Person other than the Company, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person, and

            (b) with respect to the Company, a Person,

                  (i) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company,

                  (ii) that at such time beneficially owns or holds, directly or indirectly, ten percent (10%) or more of the Capital Stock of the Company,

                  (iii) ten percent (10%) or more of the Capital Stock of which is at such time beneficially owned or held by the Company or any one or more of the Subsidiaries; or

                  (iv) that is an officer, director or manager of the Company or any Subsidiary.

      As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "AGENT" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

      "AGENT MEMBERS" has the meaning specified in Section 2.07(a).

      "APPLICABLE SHARE" means (i) in respect of each Series A Note and with respect to any Quarterly Distribution Date, the Pro Rata Amount of the Subordinated Note InsCorp Percentage divided by 1.1 of the payment made in respect of such Quarterly Distribution Date, and (ii) in respect of each Series B Note and with respect to any Quarterly Distribution Date, the Pro Rata Amount of the Subordinated Note Series B Percentage divided by 1.10 of the payment made in respect of such Quarterly Distribution Date.

      "AVAILABLE CASH" means, on any date, all funds received by the Company during the period since the last Quarterly Distribution Date (or, in the case of the first Quarterly Distribution

Date, during the period prior to such date) from: (a) dividends and payments paid by the Company's direct and indirect Subsidiaries; (b) distributions from LaSalle (UK) Ltd., a Bermuda company, in respect of the subordinated promissory notes in the original principal amount of $59,984,339 due January 1, 2010 issued to the Company; and (c) any other source; minus (x) cash or other reserves necessary for the Company to (i) conduct its operations and business, (ii) comply with applicable law, including any stay order issued by any appropriate governmental body prohibiting the distribution of cash, and (iii) prosecute or defend against any lawsuit against the Company to the extent reasonably necessary and (y) any payment pursuant to the Senior Loan Agreement, in each case during such period.

      "BANKRUPTCY COURT" has the meaning specified in the first Recital of this Indenture.

      "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      "BLOCKED ACCOUNT AGREEMENT" means a blocked account or control agreement, in favor of the Collateral Agent, entered into by a bank or other financial institution with which the Company or a Subsidiary maintains an account, in form and substance that meets with Required Consent.

      "BOARD OF DIRECTORS" means, unless otherwise stated, the Board of Managers of the Company or any committee of such Board of Managers duly authorized to act under this Indenture.

      "BOARD RESOLUTION" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks and trust companies in New York City, New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law, regulation or executive order to remain closed.

      "CAPITAL EXPENDITURES" means any expenditure (including non-monetary exchanges of property) made by the Company or any Subsidiary (a) for the purchase, lease or acquisition of fixed property or improvements, replacements, substitutions or additions thereto that have a useful life of at least 1 year including, without limitation, property acquired pursuant to a Capital Lease, or
(b) for software development and other improvements to intangible property, and in the case of both clause (a) and clause (b) as would be required under GAAP to be reflected as additions to property, plant and equipment on the Company's consolidated balance sheet.

      "CAPITAL LEASE" means a lease that is required to be capitalized on a balance sheet prepared in accordance with GAAP.

      "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the capitalized amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

      "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "CASH EQUIVALENTS" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (b) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause
(b) above; (d) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof; and (e) money market funds at least 95% of the assets of which are of the type described in clauses (a) through (d) above.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "COLLATERAL" has the meaning specified in the Security and Intercreditor Agreement.

      "COLLATERAL AGENT" means HSBC Bank USA, National Association, not in its individual capacity but solely as the initial "Collateral Agent" appointed under the Security and Intercreditor Agreement, and any successor "Collateral Agent" designated and appointed under the Security and Intercreditor Agreement.

      "COLLATERAL DOCUMENTS" means the Security and Intercreditor Agreement and each other instrument or agreement now or hereafter executed by the Company or any other Person granting a Lien to the Collateral Agent for the benefit of the Holders.

      "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

      "COMPANY" means the party named as such in the preamble of this Indenture, and its permitted successors and assigns.

      "COMPANY ORDER" means a written request or order signed in the name of the Company (a) by its Chairman, President or a Vice President and (b) by its Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.

      "CONTROLLED AFFILIATE" has the meaning specified in Section 4.22.

      "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the Effective Date, located at 452 Fifth Avenue, New York, New York 10018, attention: Corporate Trust & Loan Agency.

      "DEBT" means, with respect to any Person, without duplication,

            (a) its obligations for borrowed money;

            (b) its obligations in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt of a demand for reimbursement following payment on the letter of credit);

            (c) its obligations that are evidenced by bonds, notes, debentures or similar instruments;

            (d) its obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all obligations created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (e) its Capital Lease Obligations;

            (f) its obligations in respect of all mandatorily redeemable Preferred Stock of such Person;

            (g) its obligations for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such obligations); and

            (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

      "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "DEFAULT SUBORDINATION NOTICE" means a notice of an Event of Default under this Indenture delivered by the Trustee or any Holder to the Company.

      "DEPOSITORY" means The Depository Trust Company and its nominees until a successor replaces it (or any previous successor) in accordance with the provisions of this Indenture and thereafter means such successor.

      "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

            (a) dividends or other distributions or payments on Capital Stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

            (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

      "EFFECTIVE DATE" means August 15, 2005.

      "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release into the environment of Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      "ESCROW AGENT" has the meaning specified in the Plan.

      "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

      "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

      "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

      "FINAL MATURITY" means February 15, 2013.

      "FINANCING DOCUMENTS" means and includes each of this Indenture, the Notes, the Collateral Documents and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

      "FREE CASH FLOW" means, at any time from and after the full indefeasible payment of all Senior Debt in cash, Available Cash at such time.

      "FREE CASH FLOW AMOUNT" means, with respect to the last day of any fiscal quarter, the amount of Free Cash Flow as of such date.

      "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

      "GLOBAL NOTES" has the meaning specified in Section 2.01(b).

      "GOVERNMENTAL AUTHORITIES" means

            (a) the government of

                  (i) the United States of America or any State or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts or has conducted all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

      In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "HAZARDOUS MATERIALS" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "HOLDER" means a Person in whose name a Note is registered.

      "INDENTURE" has the meaning specified in the introductory paragraph hereto.

      "INSCORP" means The Insurance Corporation of New York, a New York insurance company and wholly owned Subsidiary of TARCO.

      "INSCORP NOTE" means the Note issued to InsCorp on the Effective Date pursuant to the Plan of Reorganization.

      "INSOLVENCY PROCEEDING" has the meaning specified in Section 7.01(a).

      "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of the Subsidiaries in any Person or property, whether by acquisition of stock, indebtedness or other obligation or security (including, without limitation, any interests in any partnership or joint venture), or by loan, Guaranty, advance, capital contribution or otherwise; provided that "Investment" does not include trade credit to the extent extended in the ordinary course of business.

      "JUNIOR LITIGATION TRUST CERTIFICATE" means the junior certificates of interest in the Litigation Trust to be issued by the Litigation Trust to all Holders in accordance with the Plan of Reorganization in a face amount equal to the face amount of the Notes issued to such Holders.

      "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "LITIGATION TRUST" means that certain litigation trust created pursuant to the Plan of Reorganization, the applicable Junior Litigation Trust Certificates of which shall be "stapled" with, and traded together with, the Notes.

      "LOC BANK GROUP ADMINISTRATIVE AGENT" has the meaning specified in Section 14.16.

      "LOC BANK JUNIOR SUBORDINATED NOTES" means any Notes (together with the Junior Litigation Trust Certificates issued in connection therewith) distributed in respect of a Class 3 Claim (as such term is defined in the Plan of Reorganization) pursuant to the Plan of Reorganization.

      "MANDATORY REDEMPTION" has the meaning specified in Section 3.02.

      "MATERIAL" means material in relation to the business, operations, affairs, financial condition or properties of the Company.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition or properties of the Company,
(b) the ability of the Company to perform its obligations under this Indenture, the Notes or any other Financing Document to which it is a party, or (c) the validity or enforceability of this Indenture, any other Financing Document or the Notes.

      "MOODY'S" means Moody's Investors Service, Inc. and its successors.

      "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "NOTE REGISTER" has the meaning specified in Section 2.04(a).

      "NOTES" means any of the securities, as defined in the fourth Recital of this Indenture, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Effective Date and any other Notes issued after the Effective Date under this Indenture. For purposes of this Indenture, all Notes, regardless of when issued, shall vote together as one series of Notes under this Indenture.

      "OFFICER" means, with respect to the Company or any Subsidiary thereof, the following of its officers: (a) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer; and (b) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

      "OFFICERS' CERTIFICATE" means a certificate of the Company, signed by one Officer of the Company listed in clause (a) of the definition thereof and one Officer of the Company listed in clause (b) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

      "OPINION OF COUNSEL" means a written opinion signed by legal counsel reasonably acceptable to the Trustee, which counsel may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

      "PAYING AGENT" has the meaning specified in Section 2.04(a), except that, for the purposes of Article 11, the Paying Agent shall not be the Company or an Affiliate of the Company or any of its Subsidiaries. The term "Paying Agent" includes any additional Paying Agent.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "PERMITTED LIENS" has the meaning specified in Section 4.06.

      "PERSON" means an individual, partnership (whether general or limited), corporation, limited liability company, partnership, association, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof, or any other entity (including any subdivision or ongoing business of any such entity or substantially all of the properties of any such entity, subdivision or business).

      "PETITION DATE" means August 20, 2003.

      "PHYSICAL NOTES" has the meaning specified in Section 2.01(b).

      "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "PLAN OF REORGANIZATION" has the meaning specified in the second Recital to this Indenture.

      "PLAN PROPONENTS" means, collectively, J.C. Waterfall, Phoenix Partners, L.P., Phoenix Partners, II, L.P., Phaeton International (BVI) Ltd., and Tejas Securities Group, Inc. 401k Plan and Trust FBO John J. Gorman.

      "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the Effective Date, including, without limitation, all series and classes of such preferred or preference stock.

      "PROPERTY OR PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PRO RATA AMOUNT" means, with respect to the payment of any Note or any Series of Notes hereunder, the amount determined by multiplying the aggregate amount of such payment by a fraction, the numerator of which is the then outstanding principal balance of such Note, and the denominator of which is the then outstanding principal amount of all such Notes of such Series.

      "QUARTERLY DISTRIBUTION DATE" means the first Business Day following the day on which the Company's consolidated financial statements are required to be delivered to the Trustee pursuant to Section 4.17 with respect to the fiscal quarter then ended, provided, that, with respect to each fiscal quarter ending on December 31, the corresponding Quarterly Distribution Date shall be the first Business Day following the day on which the Company's audited consolidated financial statements are required to be delivered to the Trustee pursuant to
Section 4.17 with respect to the fiscal year ended on such December 31.

      "REDEMPTION DATE", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

      "REDEMPTION PRICE", when used with respect to any Note to be redeemed, means the stated principal amount of the Notes to be redeemed pursuant to this Indenture.

      "REGISTRAR" has the meaning specified in Section 2.04(a).

      "REQUIRED CONSENT" means, at any time, Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Controlled Affiliates); provided, however, that with respect to any amendment, modification or waiver in respect of Section 4.03, Section 4.08, Section 4.09, Section 4.10,
Section 6.01, Section 6.02 (and any definition used therein) and the definition of "Subordinated Debt", "Required Consent" shall mean Holders of at least 75% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Controlled Affiliates).

      "RESPONSIBLE OFFICER" means (a) when used with respect to the Company, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Indenture; or (b) when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

      "RESTRICTED INVESTMENTS" means all Investments except the following:

            (a) cash or Cash Equivalents;

            (b) prepayments and other credits to suppliers made in the ordinary course of business;

            (c) Investments in existence on the date hereof and set forth on
      Schedule 1.01;

            (d) Investments made as a result of the receipt of non-cash consideration from a sale of assets;

            (e) redemptions or repurchases of the Notes;

            (f) Investments by the Company's Subsidiaries made in the ordinary course of business;

            (g) any acquisition of assets solely in exchange for the issuance of Capital Stock of the Company; and

            (h) any Investments received in compromise or resolution of (i) debts that were incurred in the ordinary course of business and owing to the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or supplier; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates.

For purposes of this Indenture, an Investment shall be valued at the lesser of
(i) cost and (ii) the value at which such Investment is to be shown on the books of the Company and the Subsidiaries in accordance with GAAP.

      "RESTRICTED PAYMENT" means, whether effected directly or indirectly,

            (a) any Distribution in respect of the Company or any of its Subsidiaries (other than on account of Capital Stock of a Subsidiary owned legally and beneficially by the Company), including, without limitation, any Distribution resulting in the acquisition by the Company or any Subsidiary of securities which would constitute treasury stock;

            (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred); and

            (c) any payment of any management fee, consulting fee, or similar fee to any Person except as permitted by Section 4.10.

      "REVOLVING NOTES" means the notes evidencing the revolving loans pursuant to the Senior Loan Agreement.

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended from time to time.

      "SECURITY AND INTERCREDITOR AGREEMENT" means the Security and Intercreditor Agreement dated as of the Effective Date entered into by the Company, the Litigation Trust, the Collateral Agent and the other parties named therein in favor of the Collateral Agent.

            "SENIOR AGENT" means [______________] solely in its capacity as administrative agent under the Senior Loan Agreement.

            "SENIOR DEBT" means (a) the principal of, and interest (including interest accruing after the filing of a bankruptcy petition by or against the Company) on, the Term Notes and the Revolving Notes, (b) any other obligation of the Company to the holders of any Term Note or Revolving Note or the Senior Agent arising under the Term Notes, the Revolving Notes or the Senior Loan Agreement or arising under any document providing for any extension or renewal of the Term Notes or the Revolving Notes, (c) the principal of the Senior Subordinated Notes or any extension or renewal thereof and (d) any other obligation of the Company to the holders of the Senior Subordinated Notes or the Senior Subordinated Note Trustee arising under the Senior Subordinated Note Indenture or arising under any document providing for any extension or renewal of the Senior Subordinated Notes. As of the Effective Date, the aggregate principal amount of Senior Debt is $_____________.

            "SENIOR DEBT DEFAULT" means any Event of Default under the Senior Loan Agreement or the Senior Subordinated Note Indenture.

            "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

            "SENIOR LOAN AGREEMENT" means the Credit Agreement, dated as of the date hereof, entered into by and among the Company, the Senior Agent and the lenders thereunder, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

            "SENIOR SUBORDINATED NOTE INDENTURE" means the Senior Subordinated
      Note Indenture, dated as of the Effective Date, by and among the Company and the Senior Subordinated Note Trustee thereunder, governing the Senior Subordinated Notes.

            "SENIOR SUBORDINATED NOTES" means the senior subordinated secured notes in the aggregate principal amount of [$___________] issued pursuant to the Senior Subordinated Note Indenture.

            "SENIOR SUBORDINATED NOTE TRUSTEE" means HSBC Bank USA, National Association in its capacity as trustee under the Senior Subordinated Note Indenture.

            "SERIES" means, with respect to any Notes, the Series A Notes or the Series B Notes, as applicable.

            "SERIES A NOTES" has the meaning specified in the fourth Recital to this Indenture.

            "SERIES B NOTES" has the meaning specified in the fourth Recital to this Indenture.

            "S&P" means Standard & Poor's Credit Market Services, a division of The McGraw Hill Companies, Inc., and its successors.

            "STANDSTILL PERIOD" has the meaning specified in Section 7.01(d).

            "STATED MATURITY" means, (a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and (b) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which any scheduled installment of principal of or interest is due and payable.

            "SUBORDINATED DEBT" means Debt of the Company or any of its Subsidiaries that (a) is subordinated in right of payment and performance to the Notes, (b) is unsecured and is not guaranteed, (c) is otherwise subordinated to the Notes on terms at least as favorable to the Holders as the subordination provisions between the Holders and the Senior Debt provided for in Article 7 hereof, (d) the covenants and events of default are no more restrictive than those contained herein, and (e) no payment of any interest, principal or fees in respect of such Debt can be made prior to the payment in full of the Notes.

            "SUBORDINATED NOTE DEBT" has the meaning specified in Section 7.01.

            "SUBORDINATED NOTE SERIES B PERCENTAGE" means, with respect to any applicable payment in respect of the Series B Notes the percentage equal to the difference of 1.10 (being 110%) minus the Subordinated Note InsCorp Percentage.

            "SUBORDINATED NOTE INSCORP PERCENTAGE" means, with respect to any applicable payment in respect of the Series A Notes: (a) until the Series A Notes have been paid in full, the lesser of (i) the percentage equal to the sum of (A) the amount equal to (1) the then aggregate outstanding amount of all Series A Notes divided by (2) the then aggregate outstanding amount of all Notes plus (B) .10 and (ii) such lesser percentage as will result in the Series A Notes being paid in full, and (b) thereafter, 0%.

            "SUBSIDIARY" means, as to any Person, any corporation, limited liability company, partnership, joint venture, trust or estate in which such Person or one or more of the Subsidiaries of such Person and one or more of the Subsidiaries own more than fifty percent (50%) of the Capital Stock. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "TAC" has the meaning specified in the first Recital to this Indenture.

            "TARCO" means Trenwick America Reinsurance Corporation, a Connecticut insurance company and wholly owned Subsidiary of the Company.

            "TARCO NOTE" means the Note issued to TARCO on the Effective Date pursuant to the Plan of Reorganization.

            "TARCO RUNOFF PLAN" has the meaning specified in Section 4.10(b).

            "TASCO" means Trenwick America Service Corporation, a Connecticut corporation and a wholly owned Subsidiary of TARCO.

            "TERM NOTES" means the notes evidencing the term loans issued pursuant to the Senior Loan Agreement.

            "TIA" means the United States Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the Effective Date.

            "TRUSTEE" means HSBC Bank USA, National Association, until a successor replaces it (or any previous successor) in accordance with the provisions of this Indenture and thereafter means such successor.

            "UNITED STATES BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

            "UNITED STATES GOVERNMENTAL SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligations or guarantees shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

            "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the Capital Stock (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company or the Company's other Wholly-Owned Subsidiaries at such time.

            SECTION 1.02 INCORPORATION BY REFERENCE TO TIA.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings: "indenture notes" means the Notes; "indenture note holder" means a Holder; "indenture to be qualified" means this Indenture; "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Notes. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03 RULES OF CONSTRUCTION.

            Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "or" is not exclusive;
      (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; (g) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; (h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and (i) all references to "$" or to "dollars" means currency of the United States of America.

            SECTION 1.04 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

            (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            (b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                                   ARTICLE 2.
                                   THE NOTES

      SECTION 2.01 FORM AND DATING.

            (a) The Company has authorized the issuance of (a) Series A Notes of up to a maximum aggregate principal amount of $[_____________] and (b) Series B Notes of up to a maximum aggregate principal amount of $[____________]. The Notes are subordinated secured obligations of the Company. The Series A Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and which shall not affect the rights, duties or obligations of the Trustee. The Series B Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form annexed hereto as Exhibit B with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and which shall not affect the rights, duties or obligations of the Trustee. The Notes may have notations, legends or endorsements required by law, stock exchange rules or securities depository agreements to which the Company is subject. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of at least $1.00. The terms and provisions contained in the form of Notes annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            (b) The Notes are issued in reliance upon 11 U.S.C. Section 1145 and shall be freely tradable by the Holder thereof (other than Affiliates of the Company) after the Effective Date. The Notes shall be issued as one or more global notes in registered form substantially in the form of Exhibit A and Exhibit B bearing the legend set forth in Section 2.02 (collectively, "GLOBAL NOTES") or, at the request of such a Holder, as certificated notes in registered form substantially in the form set forth on Exhibit A and Exhibit B (the "PHYSICAL NOTES"), as applicable. The aggregate principal amount of the Global Notes may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

            (c) The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

      SECTION 2.02 LEGEND.

      Each Global Note shall bear the following legend on the face thereof:

      THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR DEBT TO THE EXTENT, AND ON THE TERMS, SET FORTH IN THE JUNIOR SUBORDINATED NOTE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO TRENWICK AMERICA LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE SIDE HEREOF.

      SECTION 2.03 EXECUTION, AUTHENTICATION AND DENOMINATIONS.

      The Notes shall be executed by two Officers of the Company. The signature of any Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company. If any Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate for original issue Notes in the aggregate principal amount specified in such Company Order up to a maximum aggregate principal amount of (a) with respect to Series A

Notes, $[____________] and (b) with respect to Series B Notes, $[______________]; provided, that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or one of its Affiliates.

      SECTION 2.04 REGISTRAR AND PAYING AGENT.

            (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Notes may be presented for payment (the "PAYING AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "NOTE REGISTER"). The Company may have one or more co-Registrars and one or more additional Paying Agents. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands, and shall be entitled to appropriate compensation in accordance with
      Section 8.07.

            (b) The Company may remove any Agent upon 30 days' written notice to such Agent and the Trustee; provided, that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or
      (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause
      (i) of this proviso. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

            (c) The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee at least five (5) Business Days before each Quarterly Distribution Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register, which list may conclusively be relied upon by the Trustee. The Trustee shall comply with the requirements of Section 312 of the TIA.

            (d) The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

      SECTION 2.05 PAYING AGENT TO HOLD MONEY IN TRUST.

      Following the full indefeasible payment of the Senior Debt in cash, on each Quarterly Distribution Date on which Free Cash Flow is available to redeem, in whole or in part, the Notes, the Company shall deposit with the Paying Agent immediately available funds equal to the Free Cash Flow Amount as of the last day of the fiscal quarter most recently ended prior to such Quarterly Distribution Date to redeem, in whole or in part, the Notes in a principal amount equal to such Free Cash Flow Amount. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the whole or partial redemption of the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default under Section 6.01(a), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any of its Affiliates acts as Paying Agent, it will, on or before each Quarterly Distribution Date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to make any mandatory whole or partial redemption of the Notes until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

      SECTION 2.06 TRANSFER AND EXCHANGE.

            (a) The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the Person in whose name the Note is registered in the Note Register as the owner thereof for all purposes whether or not the Note shall be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any beneficial owner of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

            (b) When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes (of the applicable Series) at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10 or 3.07). The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (c) Notwithstanding anything herein to the contrary no Note (or any portion thereof) may be transferred unless the Holder of such Note also transfers the applicable Junior Litigation Trust Certificates having a face amount equal to the principal amount of such Note (or portion thereof) to the transferee of such Note.

      SECTION 2.07 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.02. Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

            (b) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (c) Global Notes and interests therein may not be exchanged for Physical Notes, whether in whole or in part, unless (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and the Company thereupon fails to appoint a successor Depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes, (iii) any beneficial owner of interests in a Global Note so requests or (iv) a Default or an Event of Default exists and the Trustee, with the Required Consent, requests the issuance of Physical Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the beneficial owners of their interests in such Global

      Notes, Physical Notes will be issued to each Person that such direct and indirect participants in the Depository identify as being the beneficial owner of the related Notes.

      SECTION 2.08 REPLACEMENT NOTES.

      If a mutilated Note is surrendered to the Trustee or the Company or if the Holder claims that a Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same Series, like tenor and amount and bearing a number not contemporaneously outstanding; provided, that the requirements of this Section 2.08 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a
Note is replaced. The Company may charge such Holder for its reasonable expenses and the expenses of the Trustee in replacing a Note. If any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

      SECTION 2.09 OUTSTANDING NOTES.

      Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. If a
Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser. If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the Final Maturity money sufficient to pay Notes payable on that date and is not prohibited from paying such cash pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding. A Note ceases to be outstanding if the Company or one of its Affiliates holds any Note (other than, in the case of any original Holder of a Note, any Note issued to such Holder on the date hereof) and, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

      SECTION 2.10 TEMPORARY NOTES.

      Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes of the applicable Series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes of any Series of Notes are issued, the Company will cause definitive Notes of such Series to be prepared without unreasonable delay. After the preparation of such definitive Notes, the applicable temporary Notes shall be exchangeable for such definitive Notes upon surrender of such temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same Series and of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

      SECTION 2.11 CANCELLATION.

      The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. Such delivery shall be accompanied by a Company Order. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate thereof) shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure. Subject to Section 2.08, the Company shall not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

      SECTION 2.12 CUSIP NUMBERS.

      The Company in issuing each Series of the Notes shall use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use) with respect to each Series of Notes, and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. Each Series of Notes will have a separate and distinct "CUSIP," "CINS" or "ISIN" number. The Company shall promptly notify the Trustee of any change in any of such numbers.

      SECTION 2.13 PERSONS DEEMED OWNERS.

      Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name the Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

      SECTION 2.14 HOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, upon receipt of any Free Cash Flow Amount to be distributed to the Holders in respect of a whole or partial redemption of the Notes, upon the request by the Trustee, the Company shall furnish to the Trustee (or request the Registrar to furnish to the Trustee) a list (in such form and as of such date as the Trustee may reasonably require) of the names and addresses of the Holders of each Series of Notes.

                                   ARTICLE 3.
                                   REDEMPTION

      SECTION 3.01 RIGHT OF REDEMPTION; MANDATORY REDEMPTION

      (a) Prior to the occurrence of an Event of Default and after the payment in full in cash of all Senior Debt, the Notes may be redeemed, at the Company's option, in whole or in part, at any time or from time to time prior to maturity (whether by acceleration or at Final Maturity), at par.

      (b) Pursuant to Section 6 of the Notes, on each Quarterly Distribution Date after the full indefeasible payment of the Senior Debt in cash and until the Notes have been repaid in full, the Company shall be required to deposit with the Trustee or the Paying Agent cash equal to the Free Cash Flow Amount as of the last day of the most recent fiscal quarter then ended, which funds will be promptly distributed by the Trustee in accordance with Section 3.03 hereof to the Holders, pro rata, in accordance herewith to be applied to the redemption of the Notes.

      SECTION 3.02 NOTICES TO TRUSTEE.

      If the Company elects to redeem Notes pursuant to Section 3.01(a), or is required to make a mandatory redemption pursuant to Section 3.01(b) (a "MANDATORY REDEMPTION"), it shall notify the Trustee in writing of (a) either the Redemption Date or, in the case of a Mandatory Redemption, the estimated Quarterly Distribution Date and (b) the principal amount of Notes to be redeemed or, in the case of a Mandatory Redemption, the estimated Free Cash Flow Amount as of the last day of the most recent fiscal quarter then ended. The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

      SECTION 3.03 APPLICATION OF PAYMENTS IN RESPECT OF REDEMPTION.

      If less than the entire principal amount of the Notes is to be redeemed at any time (including, without limitation, pursuant to Section 3.01(b)), the Trustee shall apply the aggregate Redemption Price received for the Notes against the then outstanding principal balance of the Notes based on each Note's Applicable Share of such Redemption Price as determined by the Company and set forth in an Officers' Certificate delivered to the Trustee.

      SECTION 3.04 NOTICE OF REDEMPTION.

      With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 45 days before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first class mail to each Holder at such Holder's last address as it appears in the Note Register. The notice shall identify the Notes (including CUSIP, CINS or ISIN number(s)) to be redeemed and shall state: (a) the Redemption Date (which, in the case of a Mandatory Redemption, shall be a date fixed by the Trustee not less than 30 days or more than 60 days after the receipt by the Trustee of a Free Cash Flow Amount) and record date; (b) the Redemption Price; (c) the name and address of the Paying Agent; (d) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price; (e) that, unless the Company defaults in paying the Redemption Price, the only remaining right of the Holders is to receive payment of the Redemption Price; (f) that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued without charge to the Holder; and (g) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.12, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes. At the Company's request, made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date with respect to a redemption of the Notes pursuant to Section 3.01(a), the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

      SECTION 3.05 EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price. Notice of redemption shall be deemed to be given when properly mailed pursuant to Section 3.04, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

      SECTION 3.06 DEPOSIT OF REDEMPTION PRICE.

      At least one Business Day prior to any Redemption Date (with respect to a redemption pursuant to Section 3.01(a)), the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of all Notes or portions thereof to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of all Notes to be redeemed.

      SECTION 3.07 NOTES REDEEMED IN PART.

      Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder at the expense of the Company a new Note in a principal amount equal to the unredeemed portion of the principal amount of such surrendered Note.

      SECTION 3.08 DEEMED REDEMPTION IN RESPECT OF JUNIOR LITIGATION TRUST
                   CERTIFICATES; NOTICE TO LITIGATION TRUST.

      The Company shall have been deemed to have made a redemption in respect of the principal amount of each Note upon the Trustee's receipt of funds in respect of the Junior Litigation Trust Certificates "stapled" to, and represented by, such Note. The amount of such principal redemption shall be equal to 100% of the amount of the funds received in respect of such Junior Litigation Trust Certificates.

      SECTION 3.09 NOTICES BY TRUSTEE.

      Upon any redemption of the Notes, in whole or in part, pursuant to this Indenture, the Trustee shall promptly notify the Litigation Trust, the Escrow Agent and the LoC Bank Group Administrative Agent (in each case at its respective address set forth in Section 14.02) of the principal amount of such redemption.

                                   ARTICLE 4.
                                   COVENANTS

      SECTION 4.01 PAYMENT OF NOTES.

      The Company shall pay or cause to be paid the principal of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds as of 1:00 p.m. New York time on that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal then due.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.

      The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or at the address of the Trustee's designee. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with this Section 4.02 and Section 2.04.

      SECTION 4.03 DEBT INCURRENCE.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, or permit to exist, any Debt (including, without limitation, any extension, renewal, refunding or replacement of Debt), except:

            (a) Debt evidenced by any of the Notes or otherwise outstanding under this Indenture;

            (b) Debt evidenced by the Revolving Notes and the Term Notes or otherwise outstanding under the Senior Loan Agreement in an aggregate principal amount not to exceed $3,500,000, plus capitalized interest, if any;

            (c) Debt evidenced by the Senior Subordinated Notes or otherwise outstanding under the Senior Subordinated Note Indenture (in each case as in effect on the date hereof);

            (d) Debt existing on the date hereof;

            (e) Debt of the Subsidiaries of the Company in respect of Capital Leases not to exceed $1,000,000 in the aggregate;

            (f) Intercompany Debt between the Company and any of its Wholly-Owned Subsidiaries;

            (g) Debt of Subsidiaries of the Company in respect of surety, appeal, supersedeas and other similar bonds issued in the ordinary course of business and related reimbursement agreements;

            (h) Debt of Subsidiaries of the Company relating to the commutation of insurance liabilities;

            (i) Subordinated Debt, provided that the aggregate amount of all Subordinated Debt incurred pursuant to this Section 4.03(i), together with the aggregate amount of the committed and borrowed amounts under the Senior Loan Agreement, including, without limitation, the Revolving Notes and the Term Notes shall not exceed at any time $3,500,000, plus capitalized interest, if any; and

            (j) Debt incurred to renew, refund, refinance, replace, defease or discharge any Debt incurred or permitted pursuant to Section 4.03(d) so long as the principal amount of such Debt is not increased and the maturity thereof is not shortened.

      The amount of any Debt outstanding as of any date will be: (x) the accreted value of the Debt, in the case of any Debt issued with original issue discount; (y) the principal amount of the Debt, in the case of any other Debt; and (z) in respect of Debt of another Person secured by a Lien on the assets of the specified Person, the lesser of (A) the Fair Market Value of such assets at the date of determination and (B) the amount of the Debt of the other Person.

      SECTION 4.04 CAPITAL EXPENDITURES.

      The Company will not, and will not permit its Subsidiaries to, make, or enter into any agreement which would require any of them to make, Capital Expenditures, except that TASCO may make Capital Expenditures to the extent that they do not, in the aggregate, exceed $1,000,000 annually.

      SECTION 4.05 ACQUISITIONS.

      The Company will not, and will not permit any of its Subsidiaries to, at any time, (a) acquire or incorporate any Subsidiary or (b) acquire all or any part of, in one or a series of transactions (whether by way of amalgamation or merger), the assets or Capital Stock of any Person, other than Subsidiaries of the Company existing on the Closing Date.

      SECTION 4.06 LIENS.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property of the Company or any of its Subsidiaries, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except the following (herein referred to as the "PERMITTED LIENS"):

            (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 4.14;

            (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in accordance with the general procedures described in Section 4.14 relating to tax matters;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, (ii) on property of Subsidiaries relating to insurance or reinsurance obligations, (iii) in connection with statutory deposits made by Subsidiaries pursuant to regulatory requirements, or (iv) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal and supersedeas bonds, bids, leases (including Capital Leases existing on the date hereof), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property with respect to its then current use; and

            (e) Liens on the Collateral pursuant to the Collateral Documents.

      SECTION 4.07 SALE OF ASSETS.

      The Company will not, and will not permit any of its Subsidiaries to, subject to any dispositions required by any Governmental Authority having regulatory authority over such Subsidiary, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Capital Stock of any Subsidiary, other than (a) sales and dispositions of used, worn-out or surplus equipment or property no longer used, useful or necessary in the course of such Person's business, (b) sales and dispositions of assets the aggregate book value of which for all such dispositions in any calendar year does not exceed $500,000, provided that in each case the proceeds thereof constitute Available Cash (or, in the case of a Subsidiary, will be available for distribution to the parent of such Subsidiary pursuant to Section 4.25), and
(c) dispositions of cash or contractual rights by Subsidiaries in respect of the commutation of existing insurance liabilities.

      SECTION 4.08 RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, make or incur any liability to make any Restricted Payment or make or authorize any Restricted Investment.

      SECTION 4.09 LIMITATIONS ON CERTAIN SUBSIDIARY ACTIONS.

      The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than any restriction imposed by the Connecticut Department of Insurance, the New York Department of Insurance or any other Governmental Authority) which would restrict any Subsidiary's legal ability or right to:

            (a) pay dividends or make any other distributions to the Company or any other Subsidiary on the common stock or other equity interest of any Subsidiary;

            (b) pay any Debt owing to the Company or any other Subsidiary;

            (c) make any Investment in the Company or any other Subsidiary; and

            (d) transfer its property to the Company or any other Subsidiary (except that any such agreement may (i) prohibit the assignment of contractual rights, (ii) include grants of contractual rights of first refusal, and (iii) include similar contractual obligations not unusual in the course of any such Subsidiary's business).

      SECTION 4.10 AFFILIATE TRANSACTIONS.

      (a) Except as set forth on Schedule 4.10, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of their Affiliates unless
(i) such transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary on an arms-length basis with an unrelated Person and (ii) the Company delivers to the Trustee (A) with respect to any transaction or series of related transactions involving aggregate consideration (or the Fair Market Value of the property the subject of such transaction is) in excess of $1,000,000, a resolution of the Board of Directors, approved prior to the consummation thereof, set forth in an Officers' Certificate certifying that such transaction complies with clause (i) of this
Section 4.10 and that such transaction has been approved, prior to the consummation thereof, by a majority of the disinterested members of the Board of Directors, and (B) with respect to any transaction or series of related transactions involving aggregate consideration (or the Fair Market Value of the property the subject of such transaction is) in excess of $5,000,000, an opinion as to the fairness to the Company or such Subsidiary of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing (and which opinion is delivered to the Trustee).

      (b) The following items will not be deemed to be subject to the provisions of Section 4.10(a):

            (i) transactions between or among the Company and/or its Wholly-Owned Subsidiaries;

            (ii) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, Capital Stock in, or controls, such Person;

            (iii) payment of reasonable directors' fees to directors of the Company and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Subsidiaries to or with the officers, directors, employees or consultants of the Company and any Subsidiary of the Company (including, but not limited to, payments from the TARCO Surplus Success Pool, as described in Section 8 of the TARCO runoff plan (the "TARCO RUNOFF PLAN") that was filed with the Connecticut Department of Insurance on December 7, 2004, and approved by same on December 20, 2004);

            (iv) any issuance of Capital Stock of the Company to Affiliates of the Company; and

            (v) transactions pursuant to agreements in existence on the date hereof described on Schedule 4.10.

      SECTION 4.11 LINE OF BUSINESS.

      The Company will not engage in any business except those related to being a holding company for the Capital Stock of TARCO and the indirect holding company of InsCorp, TASCO and each other Subsidiary of the Company as of the Effective Date, if any. Except as otherwise mandated by law, regulations or other Governmental Authority, the Company will not: (i) permit any Subsidiary (other than TASCO) to engage in any business other than the run-off of its insurance business or the insurance business of any former Affiliate of such Subsidiary or (ii) permit TASCO to engage in any business other than that required to carry out its obligations under the TARCO Runoff Plan.

      SECTION 4.12 COMPLIANCE WITH LAW.

      The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, ordinances, rules or regulations of Governmental Authorities to which each of them is subject, including, without limitation, Environmental Laws, necessary to the ownership and operation of their respective properties or to the conduct of their respective businesses except for any failures to so comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.13 INSURANCE.

      The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except to the extent that the failure to maintain such insurance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or were directed not to make such payment by any Governmental Authority.

      SECTION 4.14 PAYMENT OF TAXES AND CLAIMS.

      The Company will, and will cause each of its Subsidiaries to, pay and discharge all material taxes, assessments, governmental charges, or levies imposed on them or any of their properties, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent; provided that neither the Company nor any of its Subsidiaries need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, or where the failure to make such payment would not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.15 CORPORATE EXISTENCE, ETC.

      The Company will at all times preserve and keep in full force and effect its existence as a Delaware limited liability company. The Company will at all times preserve and keep in full force and effect the corporate or other legal entity existence of each of its Subsidiaries and all material rights, franchises, licenses and permits of the Company and its Subsidiaries; provided, however, that the Company and its Subsidiaries shall not be required to preserve any such right, franchise, license or permit if the Board of Directors or, in the case of a Subsidiary, the board of directors of such Subsidiary shall have determined that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

      SECTION 4.16 NOTICE OF DEFAULTS.

      In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee who shall notify each Holder thereof in the manner prescribed by Section 8.05.

      SECTION 4.17 FINANCIAL STATEMENTS. The Company shall make available to the Holders, upon request :

            (a) within forty-five (45) days after the end of each quarterly fiscal period in each fiscal year (which on the date hereof, ends on ___) of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:

                  (i) the consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) the consolidated statements of operations, stockholders'
            equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

      setting forth (with respect to the items listed in clauses (i) and (ii) above) in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to normal non-material audit adjustments and the absence of full footnotes) applicable to quarterly unaudited financial statements generally;

            (b) within ninety (90) days after the end of each fiscal year of the Company, copies of:

                  (i) the consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such year, and

                  (ii) the consolidated statements of operations, stockholders'
            equity and cash flows of the Company and its Subsidiaries for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP; and

            (c) within 90 days after the end of each fiscal year, a report, in reasonable detail, summarizing the status of the run-off of the Company's Subsidiaries' insurance businesses.

      SECTION 4.18 COMPLIANCE CERTIFICATES.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Subsidiaries' performance under this Indenture and that, to the knowledge of such Officers, the Company and its Subsidiaries have complied with all conditions and covenants, and have fulfilled all of their obligations, in all material respects, under this Indenture. For purposes of this Section 4.18, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the signers of any such Officers' Certificate know of a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

            (b) So long as (and to the extent) not prohibited by the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to financial matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.18 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the provisions of Article 4 of this Indenture as they pertain to financial matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

      SECTION 4.19 COMMISSION REPORTS AND REPORTS TO HOLDERS.

      To the extent required by applicable law, the Company shall file with the Commission all such reports and other information required to be filed by it with the Commission by Sections 13 and 15 under the Exchange Act.

      SECTION 4.20 WAIVER OF STAY, EXTENSION OR USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or other law that would prohibit or forgive it from paying all or any portion of the principal of the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.21 MAINTENANCE OF BANK ACCOUNTS.

      The Company shall maintain all of its bank accounts subject to a Blocked Account Agreement.

      SECTION 4.22 RESALE OF CERTAIN SECURITIES.

      The Company will not, and will not permit any Subsidiary or any Affiliate as to which the Company or any of its Subsidiaries exercises dominion or control (a "CONTROLLED AFFILIATE") to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) pursuant to redemptions or prepayments in accordance with the terms of this Indenture, and
(ii) Notes issued to such Subsidiary or Affiliate on the Effective Date.

      SECTION 4.23 MERGERS AND CONSOLIDATIONS.

      The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person (other than the Company or any of its Subsidiaries) or convey, transfer, spin-off or lease all or substantially all of their assets in a single transaction or series of transactions to any Person (other than the Company or any of its Wholly-Owned Subsidiaries).

      SECTION 4.24 MODIFICATIONS OF CERTAIN DOCUMENTS AND AGREEMENTS.

      (a) The Company will not, and will not permit any of its Subsidiaries to, amend, modify or waive any term, condition or provisions of (i) except as mandated by law, regulations or other Governmental Authority, its certificate of formation, charter or other similar organizational documents if the effect thereof is or could reasonably be expected to be adverse to the interests of the Holders, (ii) the Senior Debt which increases the principal, interest rate or fees due in respect thereof in excess of those provided for on the Effective Date or which extends the time of payment beyond December 15, 2012, or (iii) any Subordinated Debt which increases the principal or provides for interest or fees due in respect thereof in excess of those provided for on the Effective Date or which would provide that such Debt would be payable prior to the payment in full of the Notes.

      (b) Without limiting the applicability of the foregoing Subsection (a), any amendments or waivers of the provisions of the Senior Subordinated Note Indenture enumerated in Sections 12.02(a), (e), (f), (g), (h), (j) and (k) thereof, may not be effected without the prior written consent of holders of a majority in aggregate principal amount of the LoC Bank Junior Subordinated Notes.

      SECTION 4.25 RUN-OFF OF INSURANCE LIABILITIES; TARCO FREE CASH.

      The Company will, and will cause each of its Subsidiaries to, conduct its business and affairs to complete the runoff of their insurance liabilities in a prompt and expeditious manner in accordance with runoff plans or other arrangements made with the consent or at the direction of any applicable Governmental Authority. The Company shall cause TARCO, InsCorp, and each other Subsidiary of TARCO or InsCorp to promptly seek the permission, as applicable, of the Connecticut Department of Insurance, the New York Department of Insurance and any other applicable Governmental Authority, to cause funds held by TARCO, InsCorp or such Subsidiary to be delivered to, in the case of TARCO, the Company, and in the case of InsCorp or any Subsidiary of TARCO to TARCO and then to the Company, so as to cause such funds to ultimately become Available Cash. Subject to the timely receipt of the foregoing approvals, at least two Business Days prior to each Quarterly Distribution Date, the Company shall cause TARCO to distribute by dividend to the Company all cash available to TARCO at such time.

      SECTION 4.26 BOARD OBSERVATION RIGHTS.

      Subject to the approval of any applicable Governmental Authority, the Holders, by Required Consent, shall have the right to appoint a representative who shall: (a) receive written notice of all meetings (both regular and special) of the boards of directors (or similar body) of the Company and its Subsidiaries and each committee of any such board (such notice to be delivered or mailed as specified in Section 14.02 at the same time as notice is given to the members of any such board and/or committee but in no event later than five Business Days prior to the date of such meeting); (b) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; provided, however, that in the event that any such board of directors intends to discuss or vote upon any matter in which such representative (or any of its Affiliates) has a material business or financial interest, such representative may be excluded therefrom by a vote of a majority of the directors present; and (c) receive all notices, information and reports (including minutes of prior meetings of such board of directors) which are furnished to the members of any such board and/or committee at the same time and in the same manner as the same is furnished to such members; provided, however, that the Company may exclude from the materials sent to the representative any materials relating directly and substantially to any matter in which the representative (or any of its Affiliates) has a material business or financial interest. If any action is proposed to be taken by any such board or committee by written consent in lieu of a meeting, the Company will use reasonable efforts to give written notice thereof to such representative, which notice shall describe in detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of such board or committee. The Company will furnish such representative with a copy of any unanimous written consent effected by the board of the directors (or similar body) of the Company or any Subsidiary not later than five days after it has been signed by its last signatory. Notwithstanding anything to the contrary contained herein, if the Company receives advice from legal counsel that there is a substantial risk that discussing a specified matter in the presence of a person who is not a member of any such board of directors or sending materials to such person would result in the Company's loss of its attorney-client privilege with respect to a specified matter, which the Company reasonably believes to be material, then the Company may exclude such representative from such meeting or exclude such materials from the materials sent to such person or both. All proprietary information obtained by the representative in connection with such representative's attendance at meetings of any such board of directors shall be held in confidence and will not be disclosed by the representative. Such representative shall not constitute a member of any such board of directors or any committee thereof and shall not be entitled to vote on any matter presented at meetings of any of the foregoing or to consent to any matter as to which the consent of any of the foregoing shall have been requested. Promptly upon receipt of an invoice therefor, the Company shall reimburse the designated representative (or the employer of such representative) for the reasonable out-of-pocket costs and expenses of such representative in attending such meeting.

      SECTION 4.27 REGISTRATION AND LISTING.

      The Company will effect all registrations with, and obtain all approvals by, all Governmental Authorities that may be necessary under any United States federal or state law (including the Securities Act, the Exchange Act and state securities and blue sky laws) for the Notes to be lawfully issued and delivered as provided herein.

      SECTION 4.28 NO ISSUANCE OF CAPITAL.

      The Company shall not permit any Subsidiary to issue any Capital Stock other than Capital Stock to the Company or another Wholly-Owned Subsidiary.

                                   ARTICLE 5.
                              INTENTIONALLY OMITTED

                                   ARTICLE 6.
                              DEFAULT AND REMEDIES

      SECTION 6.01 EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" shall exist with respect to the Notes if any of the following occurs and is continuing:

            (a) the Company defaults in any payment with respect to any Note when the same becomes due and payable, at Stated Maturity, at a date fixed for prepayment, upon acceleration, declaration, redemption, required purchase or otherwise; or

            (b) the Company defaults in the performance of or compliance with any term contained in Article 4; or

            (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Section 6.01) and such default continues for a period of 30 days after notice to the Company by the Trustee or the Holders of 25% or more of aggregate principal amount of the Notes then outstanding; or

            (d) any representation or warranty made in writing by the Company or by any Officer of the Company in this Indenture, any Collateral Document or in any other Financing Document proves to have been false or incorrect in any material respect on the date as of which made; or

            (e) (i) the Company or any of its Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any one or more issues of outstanding Debt having a principal amount equal to or in excess of $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any of its Subsidiaries is in default in the performance of or compliance with any term of any evidence of any one or more issues of outstanding Debt having a principal amount equal to or in excess of $1,000,000 or of any mortgage, indenture or other agreement relating thereto beyond any period of grace provided with respect thereto; or

            (f) the Company or any of its Subsidiaries (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or
      (vi) takes corporate action for the purpose of any of the foregoing; or

            (g) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee, liquidator or other officer (or any state insurance commission) with similar powers with respect to it or with respect to any substantial part of the property of the Company or any of its Subsidiaries (provided that in the case of InsCorp, such event shall not be an Event of Default unless holders of at least 25% in aggregate principal amount of the Notes then outstanding (exclusive of any Notes held by the Company or any Affiliate of the Company (other than the InsCorp Note and the TARCO Note or a Note held by any Person who holds an equity interest in the Company) have notified the Trustee that such event shall be an Event of Default), or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of the Subsidiaries, or any such petition shall be filed against the Company or any of the Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

            (h) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company or any of its the Subsidiaries and such judgments are not, within forty-five (45) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, the foregoing shall not apply to any judgments in respect of claims relating to insurance or reinsurance agreements (including any insurance liabilities pursuant to any policies issued by any Subsidiary); or

            (i) (x) any Collateral Document shall cease to be in full force and effect or shall be declared by a court or Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the Company or any of its Subsidiaries, (y) the validity or enforceability of any Collateral Document against the Company or any Subsidiary party thereto shall be contested by such Subsidiary, the Company or any Affiliate, or (z) the Company or any Affiliate or Subsidiary of the Company shall deny that such Subsidiary or the Company has any further liability or obligation under any Collateral Document to which it is a party.

      SECTION 6.02 ACCELERATION.

      If an Event of Default (other than an Event of Default specified in clause
(f) or (g) of Section 6.01 above that occurs with respect to the Company or any of its Subsidiaries) exists under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (exclusive of any Notes held by the Company or any Affiliate of the Company (other than the InsCorp Note and the TARCO Note)), by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, and all other amounts outstanding in respect of, the Notes to be immediately due and payable. Upon such a declaration of acceleration, such principal of, and all other amounts outstanding in respect of, the Notes shall be immediately due and payable. If an Event of Default specified in clause (f) or (g) above exists with respect to the Company or any Subsidiary, the principal of, and all other amounts outstanding in respect of, the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained, the Holders of at least 76% in aggregate principal amount of the outstanding Notes then outstanding (exclusive of any Notes held by the Company or any Affiliate of the Company (other than the InsCorp Note and the TARCO Note)) by written notice to the Company and to the Trustee may waive all past Events of Default and rescind and annul such declaration of acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) the Company has paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee under Article 8 hereof.

      SECTION 6.03 OTHER REMEDIES.

      If an Event of Default exists the Trustee may pursue any available remedy by proceeding at law or in equity to collect the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding or claim even if it does not possess any of the Notes or does not produce any of them in the proceeding.

      SECTION 6.04 WAIVER OF PAST DEFAULTS.

      Subject to Sections 6.02, 6.07 and 11.01, the Holders, by the Required Consent, by written notice to the Company and the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of any Note as specified in clause (a) of Section 6.01 or in respect of a covenant or provision of this Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

      SECTION 6.05 CONTROL WITH REQUIRED CONSENT.

      The Holders, by the Required Consent, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Collateral Documents, or that may involve the Trustee in personal liability or that may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

      SECTION 6.06 LIMITATION ON SUITS.

      A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) such Holder has previously given the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate principal of outstanding Notes (exclusive of any Notes held by the Company or any Affiliate of the Company (other than the InsCorp Note and the TARCO Note)) have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

            (c) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and has failed to institute any such proceeding; and

            (d) during such 60-day period, the Holders of a majority in aggregate principal of the outstanding Notes do not give the Trustee a direction that is inconsistent with such written request.

      For purposes of Section 6.05 and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal of outstanding Notes have concurred in any request or direction to the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

      SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, including Section 6.06, the right of any Holder of a Note to receive payment of the principal of such Note or to bring suit for the enforcement of any such payment, on or after the Stated Maturity therefor, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

      If an Event of Default in payment of any Note specified in clause (a) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of such Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.07) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor of the Notes, their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to empower or authorize the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10 PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      (a) First: to the Trustee for all amounts due under Section 8.07;

      (b) Second: if the Holders are forced to proceed against the Company without the Trustee, to the Holders for their costs in so doing;

      (c) Third: Subject to Article 7, to the Trustee or to the Holders for payment of principal on the Notes and any other amounts due hereunder or under any Collateral Document (each Holder being entitled to its Applicable Share of such amount); and

      (d) Fourth: to the Company or as a court of competent jurisdiction may direct.

      The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11 UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 of this Indenture, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

      SECTION 6.12 RESTORATION OF RIGHTS AND REMEDIES.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 6.13 RIGHTS AND REMEDIES CUMULATIVE.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 6.14 DELAY OR OMISSION NOT WAIVER.

      No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 6.15 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF THE NOTES.

      All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall be made in accordance with Section 6.10.

                                   ARTICLE 7.
                                 SUBORDINATION

      SECTION 7.01 SUBORDINATION OF NOTES.

      Anything in this Indenture to the contrary notwithstanding, all amounts owing to the Holders under this Indenture and the Notes, including without limitation, principal, interest and fees (the "SUBORDINATED NOTE DEBT"), shall be subordinate and junior to all Senior Debt to the extent set forth in Sections 7.01(a) through 7.01(f), inclusive, below.

            (a) INSOLVENCY. In the event of any insolvency, bankruptcy, liquidation, reorganization, winding-up or other similar proceedings, or any receivership proceedings in connection therewith (an "INSOLVENCY PROCEEDING"), relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full before any payment of, or distribution is made in respect or on account of, the Subordinated Note Debt in any such proceeding.

            (b) INSOLVENCY DISTRIBUTIONS. In any Insolvency Proceeding described in paragraph 7.01(a) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the Subordinated Note Debt shall be paid or delivered directly to the Senior Agent or, if all Debt outstanding under the Senior Loan Agreement has been paid in full, the Senior Subordinated Note Trustee, for the benefit of the holders of the Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or designated by the Senior Agent or the Senior Subordinated Note Trustee) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full; provided, however, that no such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings in respect of the Subordinated Note Debt if such obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this Article 7 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

            (c) PAYMENT BLOCKAGE. Neither the Trustee nor any Holder shall accept or receive any direct or indirect payment of or on account of the Subordinated Note Debt until the Senior Debt has been paid if full.

            (d) STANDSTILL. The Holders, to the extent they are otherwise entitled to do so, will not accelerate the maturity of the Notes or pursue any other remedy to enforce payment thereof or initiate, or join in the initiation of, any Insolvency Proceeding relative to the Company until the earliest of (i) the date of the repayment in full of the Senior Debt, (ii) the date on which the Senior Debt shall have been declared due and payable prior to its stated maturity or the Senior Agent or, if applicable, the Senior Subordinated Note Trustee commences proceedings to collect any Senior Debt or realize upon any material part of the Collateral for any Senior Debt, (iii) the date upon which any Insolvency Proceeding is commenced and (iv) 180 days after the date of delivery of the applicable Default Subordination Notice (the "STANDSTILL PERIOD"). Upon the termination of the Standstill Period, the Holders may exercise all rights or remedies they may have in law or equity.

            (e) TURNOVER. If any payment or distribution of any character, whether in cash, securities or other property, shall be received by the Trustee or any Holder in contravention of any of the terms of this Article 7 and before all the Senior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the Senior Agent.

            (f) FILING CLAIMS. In case there shall be pending an Insolvency Proceedings of the Company or any other obligor on the Notes, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.01, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise,

                  (i) in accordance with Section 6.09, to file and prove a claim or claims for the whole amount of principal owing and unpaid in respect of the Notes. In the event the Trustee shall not have made any such filing on or prior to the date 10 days before the expiration of the time for such filing or shall not have timely executed or delivered any such other instruments and taken such other action, each holder of Senior Debt, acting through the Senior Agent, or, if applicable, the Senior Subordinated Note Trustee or otherwise, is hereby authorized, as the agent and attorney-in-fact for the Trustee for the specific and limited purpose set forth in this paragraph, but shall have no obligation to, give such proof of claim for or on behalf of the Trustee, execute and deliver such other instruments for or on behalf of the Trustee and take such other action necessary under applicable law to collect (subject to the provisions of 7.01(b)) any amounts due in respect of such claim in such proceeding. Anything contained in this paragraph notwithstanding, the right to vote any claim or claims in respect of the Subordinated Note Debt in connection with any Insolvency Proceeding is exclusively reserved to the Holders,

                  (ii) in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the

            Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all other amounts due to the Trustee hereunder), and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations,

                  (iii) to collect and receive any moneys or other property
            payable or deliverable on any such claims, and

                  (iv) to distribute the same after the deduction of its charges and expenses,

            (g) Notwithstanding anything herein to the contrary, until the Trustee shall have received an Officers' Certificate of the Company certifying that the Senior Debt has been paid in full in cash (upon which certificate the Trustee can conclusively rely) or the Trustee has been provided with other reasonably satisfactory evidence that the Senior Debt has been paid in full, the Trustee shall be entitled to assume, and shall be fully protected and shall not be liable for so assuming, that the Senior Debt is outstanding. The Company shall deliver to the Trustee, within 30 days after the end of each fiscal quarter of the Company, an Officers' Certificate certifying the amount of Senior Debt outstanding on such date.

      Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Trustee under Section 8.07.

      All rights of action and of asserting claims under this Indenture, or under any of the Holders, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders.

            (h) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

      SECTION 7.02 OBLIGATION OF THE COMPANY UNCONDITIONAL.

      The provisions of this Article 7 are for the purpose of defining the relative rights of the Holders on the one hand, and the holders of Senior Debt on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the Holders, the obligations of the Company, which are unconditional and absolute, to pay to the Holders thereof the Subordinated Note Debt in accordance with the terms and the provisions of this Indenture and the Notes. Except as otherwise provided in Section 7.01(d), nothing contained herein shall prevent the Holders from exercising all remedies otherwise permitted by applicable law or under this Indenture upon default under this Indenture or under the Notes (including, without limitation, the right to demand payment and sue for performance of this Indenture and of the Notes and to accelerate the maturity of the Notes as provided in Article 6), subject to the rights, if any, under this Article 7 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable by the Company to the Holders.

      SECTION 7.03 SUBROGATION.

      Upon payment in full of the Senior Debt in cash, the Holders shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of property of the Company made on the Senior Debt, and, for the purposes of such subrogation, no payment to the holders of the Senior Debt of any cash, property, stock or obligations to which the Holders would be entitled except for the provisions of Section 7.01(a) above shall, as between the Company, its creditors (other than the holders of the Senior Debt) and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt.

      SECTION 7.04 RIGHTS OF HOLDERS OF SENIOR DEBT.

      The provisions of this Article 7 shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Article 7 shall be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture or the Notes. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders, and without impairing or releasing the subordination provided in this Article 7 or the obligations hereunder of the Holders to the holders of Senior Debt, subject to Section 4.24, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any indenture under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure or otherwise securing Senior Debt; (c) release any Person liable in any manner for the payment or collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety. The provisions of this Article 7 shall continue to be effective, or be reinstated as of the date immediately prior to payment in full of the Senior Debt, as the case may be, if at any time payment, or any part thereof, of any of Senior Debt is rescinded or must otherwise be restored or returned by the holders of Senior Debt upon occurrence of an event described in Section 7.01(a), or otherwise, all as though such payment had not been made.

      SECTION 7.05 TRUSTEE TO EFFECTUATE SUBORDINATION.

      Each Holder by its acceptance of a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 7 and appoints the Trustee its attorney-in-fact for any and all such purposes.

      SECTION 7.06 NOTICE TO TRUSTEE.

      The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office (i) of any fact known to it which would prohibit the making of any payment to or by the Trustee in respect of the Notes, (ii) that the Senior Debt has been paid in full, and (iii) that the Subordinated Debt has been paid in full. Notwithstanding the provisions of this Article 7, or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received, at its Corporate Trust Office, written notice thereof from the Company, the Senior Agent, the Senior Subordinated Note Trustee or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02 shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Days period.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be the Senior Agent or a holder of Senior Debt (or a designated agent or trustee therefor) to establish that such notice has been given by the Senior Agent or a holder of Senior Debt (or a designated agent or trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 7.07 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
AGENT.

      Upon any payment or distribution of property of the Company referred to in this Article 7, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Insolvency Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purposes of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 7.

      SECTION 7.08 ARTICLE APPLICABLE TO PAYING AGENTS.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article when referring to the Trustee in its capacity as Paying Agent only (and not in its capacity as Trustee) shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

      SECTION 7.09 TRUSTEE NOT FIDUCIARY.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 7 or otherwise.

                                   ARTICLE 8.
                                    TRUSTEE

      SECTION 8.01 GENERAL.

            (a) The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture or the other Financing Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture and the other Financing Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 8.

            (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (c) Except during the continuance of an Event of Default, (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture or the other Financing Documents against the Trustee; and
      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

            (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its own bad faith or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (c) of this Section 8.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      SECTION 8.02 CERTAIN RIGHTS OF TRUSTEE.

      Subject to TIA Sections 315(a) through (d):

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

            (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.03 and 14.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care; the Trustee shall not be liable to any person for special, indirect, consequential or punitive damages for any lost profits;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;

            (e) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, provided, that the Trustee's conduct does not constitute gross negligence or bad faith;

            (f) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon; and

            (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

      SECTION 8.03 INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and shall comply with TIA Sections 310(b) and 311. The terms "cash transaction" and "self-liquidating paper" have the meanings given to them in Rule 11b-4 and 11b-6, respectively, promulgated under the TIA.

      SECTION 8.04 TRUSTEE'S DISCLAIMER.

      The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) shall not be accountable for the Company's use or application of the proceeds from the Notes and (c) shall not be responsible for the recitals contained in this Indenture or for any statement in the Notes other than its certificate of authentication.

      SECTION 8.05 NOTICE OF DEFAULT.

            (a) If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured. Notwithstanding the foregoing, except in the case of a default in the payment of the principal of any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

            (b) The Trustee shall not be deemed to have notice of any Default unless an officer of the Trustee at the Corporate Trust Office has actual knowledge thereof, or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

            (c) Notices under this Section 8.05 will be given (i) to Holders as of a record date chosen by the Trustee with respect to the Event of Default and (ii) in the manner and to the extent provided in TIA Section 313(c).

      SECTION 8.06 REPORTS BY TRUSTEE TO HOLDERS.

            (a) Within 60 days after May 15 in each year, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such date, if required by TIA Section 313(a).

            (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee in writing when the Notes become listed on any securities exchange.

      SECTION 8.07 COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee compensation as agreed in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including costs and expenses related to the Collateral. Such expenses shall include the reasonable compensation, expenses and disbursements of the Trustee's agents and counsel. The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense, including taxes (other than taxes based upon, measured by or determined by the overall income of the Trustee), incurred by it without gross negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this trust and its rights and duties under this Indenture and the Notes, including the costs and expenses of enforcing this Indenture against the Company and defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The obligations of the Company under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article 7. To secure the Company's obligations under this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of particular Notes. If the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 8.07 shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article 11, and termination of this Indenture.

      SECTION 8.08 REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08. The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (a) the Trustee fails to comply with Section 8.10; (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting. If a vacancy exists in the office of Trustee for any reason, the Company shall appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next sentence of this Section 8.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the Lien provided in Section 8.07, (a) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (b) the resignation or removal of the retiring Trustee shall become effective and (c) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. If the Trustee is no longer eligible under Section 8.10, any Holder who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company shall give prompt notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligation under Section 8.07 shall continue for the benefit of the retiring Trustee.

      SECTION 8.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such Person is otherwise eligible hereunder, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

      SECTION 8.10 ELIGIBILITY.

      This Indenture shall always have a Trustee that satisfies the requirements of subsections (1), (2) and (5) of TIA Section 310(a). The Trustee must be a corporation or national banking association organized and doing business under the laws of the United States or any State thereof, and shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition.

      SECTION 8.11 MONEY HELD IN TRUST.

      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. All moneys received by the Trustee pursuant hereto shall, until used or applied as herein provided, be held in trust by the Trustee, but need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 11 of this Indenture.

      SECTION 8.12 WITHHOLDING TAXES.

      The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due. The Company or the Trustee shall, as promptly as possible after the payment of the taxes described above, deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                   ARTICLE 9.
                             COLLATERAL AND SECURITY

      SECTION 9.01 COLLATERAL DOCUMENTS.

      The due and punctual payment of the principal of the Notes when and as the same shall be due and payable, whether on a Quarterly Distribution Date, a date set for prepayment or at Stated Maturity, by acceleration, declaration, repurchase, redemption or otherwise and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder and thereunder, shall be secured as provided in the Collateral Documents. Each Holder, by its acceptance of the Notes (i) consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, (ii) initially appoints HSBC Bank USA, National Association (not in its individual capacity but solely as Collateral Agent) to act as the "COLLATERAL AGENT" thereunder, and (iii) authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Trustee to enter into the Security and Intercreditor Agreement on the terms set forth therein. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent superior to and prior to the rights of all third Persons other than as set forth in the Security and Intercreditor Agreement and Permitted Liens. In the event of a conflict between this Indenture and the Security and Intercreditor Agreement regarding the Collateral, the Security and Intercreditor Agreement shall govern.

      SECTION 9.02 RECORDING AND OPINIONS.

      The Company shall comply with the provisions of TIA Section 314(b).

      SECTION 9.03 RELEASE OF COLLATERAL.

            (a) The Collateral Agent may release Collateral from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents.

            (b) To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest created by the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest created by the Collateral Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert.

      SECTION 9.04 CERTIFICATES OF THE COMPANY.

      If the Company desires release of any Collateral, the Company shall furnish to the Trustee and the Collateral Agent, prior to each such proposed release of Collateral pursuant to the Collateral Documents, (a) all documents required by TIA Section 314(d) and (b) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

      SECTION 9.05 CERTIFICATES OF THE TRUSTEE.

      If the Company desires to release Collateral in accordance with the Collateral Documents and has delivered or caused to be delivered the certificates and documents required by the Collateral Documents and Sections
9.03 and 9.04 hereof, the Trustee shall, upon receipt of such documentation and based on the Opinion of Counsel delivered pursuant to Section 9.02, deliver a notice to the Collateral Agent confirming receipt of such documentation and Opinion of Counsel; provided, however, that if the Trustee is the Collateral Agent, the requirement that the Trustee deliver a notice to the Collateral Agent shall not be applicable.

      SECTION 9.06 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

      Subject to the provisions of Section 8.01 and 8.02 hereof, the Trustee shall, upon receipt of the Required Consent, direct the Collateral Agent to take all actions necessary or appropriate to (a) enforce any of the terms of the Collateral Documents and (b) collect, receive and distribute any and all amounts payable in respect of the obligations of the Company hereunder, subject to the terms of the Security and Intercreditor Agreement. The Trustee shall have the power to institute and maintain suits and proceedings to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings to preserve or protect the Trustee's interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

      SECTION 9.07 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

      The Trustee is authorized to receive any funds for the benefit of the Holders and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

      SECTION 9.08 TERMINATION OF SECURITY INTEREST.

      If the Trustee is not the Collateral Agent, upon the cash payment in full of all obligations of the Company under this Indenture, the Notes or upon defeasance in accordance with this Indenture, the Trustee shall, at the request of the Company, deliver a notice to the Collateral Agent stating that such obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the obligations of the Company hereunder pursuant to this Indenture and the Collateral Documents.

                                  ARTICLE 10.
                             INTENTIONALLY OMITTED.

                                  ARTICLE 11.
                             DISCHARGE OF INDENTURE

      SECTION 11.01 TERMINATION OF COMPANY'S OBLIGATIONS.

      After the payment in full in cash of all Senior Debt and subject to
Section 11.01(c) and Section 11.03, this Indenture will be discharged and will cease to have any force or effect as to the Notes when:

            (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or the Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 11.03) has been delivered to the Trustee for cancellation and the Company have paid all sums payable by it hereunder; or

            (b) (i) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or United States Governmental Securities sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

            (c) With respect to the foregoing clause (a), the Company's obligations under Section 8.07 shall survive. With respect to the foregoing clause (b), the Company's obligations under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.12, 4.01, 4.02, 4.21, 4.22, 4.23, 4.24,
      4.25, 8.07, 8.08, 11.02, 11.03 and 11.04 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations under Sections 8.07, 11.03 and 11.04 shall survive. After any such irrevocable deposit, the Trustee upon the Company's request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

      SECTION 11.02 APPLICATION OF TRUST MONEY; MISCELLANEOUS.

      Subject to Section 11.04, the Trustee or Paying Agent shall hold in trust money or United States Governmental Securities deposited with it pursuant to
Section 11.01 and shall apply the deposited money and the money from United States Governmental Securities in accordance with the Notes and this Indenture to the payment of principal of the Notes; but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Governmental Securities deposited pursuant to
Section 11.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

      SECTION 11.03 REPAYMENT TO COMPANY.

      Subject to Sections 8.07 and 11.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request subject to the terms of the Security and Intercreditor Agreement and an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal that remains unclaimed for two years; provided, that the Trustee or such Paying Agent before being required to make any payment may at the expense of the Company (i) cause to be published once in the Wall Street Journal International Edition or (ii) mailed at the expense of the Company to each Holder entitled to such money at such Holder's address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 60 days from the date of such mailing) any unclaimed balance of such money then remaining will be repaid to the Company.

      SECTION 11.04 REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any money or United States Governmental Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
11.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Governmental Securities in accordance with Section 11.01; provided, that, if the Company has made any payment of principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Governmental Securities held by the Trustee or Paying Agent.

                                  ARTICLE 12.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 12.01 WITHOUT CONSENT OF HOLDERS.

      The Company, when authorized by a resolution of the Board of Directors (as evidenced by a Board Resolution of the Company), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any
Holder:

            (a) to cure any ambiguity, defect or inconsistency in this Indenture; provided, that such amendments or supplements shall not adversely affect the interests of any Holder in any material respect;

            (b) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (c) to comply with requirements of any Governmental Authority having regulatory authority over the Company or any Subsidiary;

            (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

            (e) to make any change that, in the good faith opinion of the Board of Directors, as evidenced by a Board Resolution, does not adversely affect the rights of any Holder.

      SECTION 12.02 WITH CONSENT OF HOLDERS.

      Subject to Sections 6.04 and 6.07, the Company, when authorized by the Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the Required Consent. Notwithstanding the provisions of this Section 12.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

            (a) change the Stated Maturity or other date set for prepayment of the principal of any Note or alter the redemption or prepayment provisions with respect thereto;

            (b) reduce the principal of any Note;

            (c) change the place or currency of payment of principal of any Note or adversely affect any right of repayment or prepayment at the option of any Holder of any Note;

            (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

            (e) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or amend the definition of "Required Consent";

            (f) waive a Default in the payment of principal of the Notes;

            (g) modify any of the provisions of Section 6.04, Section 6.07 or this Section 12.02 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

            (h) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with provisions of this Indenture or for waiver of certain defaults or for the rescission or annulment of any acceleration, or its consequences;

            (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

            (j) release all or substantially all guarantors, if any, from guaranties of the Debt evidenced by the Notes;

            (k) release all or substantially all Collateral; or

            (l) modify any of the provisions of Section 4.24(b).

      It shall not be necessary for the consent of the Holders under this
Section 12.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section
12.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

      SECTION 12.03 REVOCATION AND EFFECT OF CONSENT.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of Holder's Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of evidence of the written consent from the Holders of the requisite percentage in aggregate principal amount of the outstanding Notes. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the second and third sentences of this paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (a) through (l) of Section
12.02. In case of an amendment or waiver of the type described in clauses (a) through (l) of Section 12.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

      SECTION 12.04 NOTATION ON OR EXCHANGE OF NOTES.

      If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Note, shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

      SECTION 12.05 TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 12.06 CONFORMITY WITH TIA.

      Every amendment of or supplemental indenture or waiver executed pursuant to this Indenture shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE 13.
                            [INTENTIONALLY OMITTED]

                                  ARTICLE 14.
                                 MISCELLANEOUS

      SECTION 14.01 Table of Contents, Headings, Etc.

      The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

      SECTION 14.02 NOTICES.

      Any notice or communication shall be sufficiently given if in writing and delivered in Person, sent by overnight courier or mailed by first class mail, postage prepaid, addressed as follows:

            (a) if to the Company: Trenwick America LLC, One Canterbury Green, Stamford, Connecticut 06901;

            (b) if to the Trustee: to the Corporate Trust Office;

            (c) if to the Litigation Trust:

                           Trenwick America Litigation Trust
                           c/o Tejas Securities Group Inc.
                           112 E. Pecan, Suite 1510
                           San Antonio, TX  78205
                           Attention:  Morris D. Weiss, Esq;

            (d) if to the LoC Bank Group Administrative Agent: JPMorgan Chase Bank, N.A.. 270 Park Avenue, New York, NY 10017: Attention: William Austin; and

            (e) if to the Escrow Agent: HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018: Attention: Corporate Trust & Loan Agency.

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Each of the Escrow Agent, the LoC Bank Group Administrative Agent and the Litigation Trust by notice to the Trustee may designate additional or different addresses for notices or communications. Any notice or communication mailed to a Holder shall be mailed to such Holder at such Person's address as it appears on the Note Register by first class mail, postage prepaid, and shall be sufficiently given to such Person if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 14.02, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

      SECTION 14.03 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

      SECTION 14.04 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (c) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      SECTION 14.05 RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 14.06 PAYMENT DATE OTHER THAN A BUSINESS DAY.

      If a Quarterly Distribution Date or Stated Maturity of any Note shall not be a Business Day, then payment of principal of such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Distribution Date or Stated Maturity of such Note; provided, that, if such payment is duly and timely made, no interest shall accrue for the period from and after such Quarterly Distribution Date or Stated Maturity, as the case may be.

      SECTION 14.07 GOVERNING LAW.

      The laws of the State of New York shall govern this Indenture and the Notes, without regard to principles of conflicts of laws that, if applied, would result in the application of the laws of a jurisdiction other than the State of New York. The Company agrees to submit to the jurisdiction of the courts of (or federal courts located in) the City of New York in the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

      SECTION 14.08 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 14.09 VENUE AND JURISDICTION.

      The Company irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Indenture, any Collateral Document or the Notes issued hereunder may be instituted in any federal or state court located in New York, New York, (b) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

      SECTION 14.10 SUCCESSORS.

      All agreements of the Company and its Subsidiaries contained in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 14.11 DUPLICATE ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      SECTION 14.12 SEVERABILITY.

      If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 14.13 TIA CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

      SECTION 14.14 COMMUNICATION AMONG HOLDERS.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      SECTION 14.15 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when evidence of such instrument or instruments is delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 14.15.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any commercially reasonable manner which the Trustee deems sufficient.

            (c) Except as set forth in Section 3.04, if the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            (e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

      SECTION 14.16 VOTING BY HOLDERS OF THE LOC BANK JUNIOR SUBORDINATED NOTES.

      Notwithstanding anything contained herein, to the extent that a vote of the holders of the LoC Bank Junior Subordinated Notes is sought during the term of this Indenture, each member of the LoC Bank Group (as defined in the Plan) (each, an "LOC BANK") shall be entitled to a vote equal to its pro rata share of the LoC Bank Junior Subordinated Notes, which vote shall be made by each LoC Bank conveying such entity's vote in writing to the administrative agent for the then-current members of the LoC Bank Group (the "LOC BANK GROUP ADMINISTRATIVE AGENT"), who shall collect such votes and transmit them to the appropriate party under this Indenture.

  [Remainder of the page intentionally left blank; signature pages to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                  Trustee:   HSBC Bank USA, National Association

                             By: ________________________________
                             Name:
                             Title:

             [Signature Page to Junior Subordinated Note Indenture]

TRENWICK AMERICA LLC

By_________________________
Name:
Title:

             [Signature Page to Junior Subordinated Note Indenture]

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                              TRENWICK AMERICA LLC
                      SERIES A JUNIOR SUBORDINATED SECURED
                           NOTE DUE FEBRUARY 15, 2013

      CUSIP

      No. [__________]                                            $_________

      Trenwick America LLC, a Delaware limited liability company (the "COMPANY"), for value received, promises to pay to _______, or its registered assigns, the principal sum of $___________ (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $[____________] in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Junior Subordinated Note Indenture) on February 15, 2013. No interest shall be payable on the outstanding principal amount of the Notes.

This Note is one of a duly authorized issue of securities of the Company designated as its "Series A Junior Subordinated Secured Notes due February 15, 2013" (herein called the "NOTES"), limited in aggregate principal amount to $[_____________], and issued under a Junior Subordinated Note Indenture, dated as of September __, 2005 (herein called the "JUNIOR SUBORDINATED NOTE INDENTURE"), between the Company and HSBC Bank USA, National Association, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Junior Subordinated Note Indenture), to which reference to the Junior Subordinated Note Indenture is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used, but not defined, in this Note shall have the meanings ascribed to them in the Junior Subordinated Note Indenture.

                                   Exhibit A-1

      IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officers.

      Trenwick America LLC

      By: __________________________________
          Name:
          Title:

      By: __________________________________
          Name:
          Title:

                                   Exhibit A-2

(Trustee's Certificate of Authentication)

      This is one of the Series A Junior Subordinated Secured Notes due February 15, 2013 described in the within-mentioned Junior Subordinated Note Indenture.

      Date:

      HSBC Bank USA, National Association,
      as Trustee

      By:________________________________
         Authorized Signatory

      For further information, please contact [______________], Trenwick America LLC, at ______________.

                                   Exhibit A-3

                             [REVERSE SIDE OF NOTE]

      THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR DEBT TO THE EXTENT, AND ON THE TERMS, SET FORTH IN THE JUNIOR SUBORDINATED NOTE INDENTURE.

      [Insert the legend set forth in Section 2.02, if applicable pursuant to the provisions of the Junior Subordinated Note Indenture]

      1.    PRINCIPAL.

      The principal amount of this Note is due and payable on February 15, 2013.

      2.    METHOD OF PAYMENT.

      The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal by a check payable in such money. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

      3.    AGENT AND REGISTRAR.

      Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

      4.    INDENTURE; LIMITATIONS.

      The Company issued the Notes under the Junior Subordinated Note Indenture. The terms of the Notes include those stated in the Junior Subordinated Note Indenture and those made part of the Junior Subordinated Note Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Junior Subordinated Note Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Junior Subordinated Note Indenture, the terms of the Junior Subordinated Note Indenture shall control. The Notes are subordinated secured obligations of the Company entitled to the benefits of the Junior Subordinated Note Indenture and the Collateral Documents.

      5.    OPTIONAL REDEMPTION SUBJECT TO SUBORDINATION PROVISIONS.

      Prior to the occurrence of an Event of Default and after payment in full in each of the Senior Debt, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time prior to maturity (whether by acceleration or at Final Maturity) at par without a premium. Notice of any optional redemption will be mailed at least 30 days but not

                                   Exhibit A-4
more than 60 days before the Redemption Date to each Holder to be redeemed at its last address as it appears in the Note Register.

      6.    MANDATORY REDEMPTION FROM FREE CASH FLOW.

      After the full indefeasible payment of the Senior Debt in cash, the Company shall redeem, on a quarterly basis, until the Notes have been repaid in full, an aggregate principal amount of the Notes equal to the Free Cash Flow Amount, if any, as of the last day of the most recent fiscal quarter then ended. The mandatory redemption of an amount of principal of the Notes from Free Cash Flow shall be effected in accordance with the provisions of Article 3 of the Junior Subordinated Note Indenture.

      7.    DENOMINATION; TRANSFER; EXCHANGE.

      The Notes are in registered form without coupons in denominations of at least $1.00 of principal amount. A Holder may register the transfer or exchange of Notes in accordance with the Junior Subordinated Note Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Junior Subordinated Note Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made. The Notes can only be transferred in accordance with Section 2.06(c) of the Junior Subordinated Note Indenture.

      8.    PERSONS DEEMED OWNERS.

      Prior to registration of a transfer by a Holder of a Note as provided for in the Junior Subordinated Note Indenture, a Holder shall be treated as the owner of a Note for all purposes.

      9.    DISCHARGE UPON FULL REDEMPTION OR PAYMENT AT FINAL MATURITY.

      If, on or prior to the Final Maturity, the Company (a) deposits with the Trustee money or United States Governmental Securities sufficient to pay the then entire outstanding principal of the Notes, and (b) complies with the other terms set forth in Article 11 of the Junior Subordinated Note Indenture, the Company will be discharged from all other obligations set forth in the Junior Subordinated Note Indenture.

      10.   AMENDMENT; SUPPLEMENT; WAIVER.

      Subject to certain exceptions, the Junior Subordinated Note Indenture or the Notes may be amended or supplemented with the Required Consent, and any existing default, or compliance with any provision, may be waived with the Required Consent. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Junior Subordinated Note Indenture or the Notes to, among other things, cure ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

                                   Exhibit A-5

      "REQUIRED CONSENT" means, at any time, Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of their Controlled Affiliates); provided, however, that with respect to any amendment, modification or waiver in respect of Section 4.03, Section 4.08, Section 4.09, Section 4.10,
Section 6.01, Section 6.02 (and any definition used therein) and the definition of "Subordinated Debt", "Required Consent" shall mean Holders of at least 75% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Controlled Affiliates).

      11.   RESTRICTIVE COVENANTS.

      The Junior Subordinated Note Indenture imposes certain limitations on the ability of the Company and its Subsidiaries, among other things, to purchase the Notes, incur additional Debt, make Restricted Payments, make asset sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its property. Within 90 days after the end of each fiscal year of the Company, the Company must report to the Trustee on compliance with such limitations.

      12.   SUCCESSOR PERSONS.

      When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Junior Subordinated Note Indenture, the predecessor Person will be released from those obligations.

      13.   TRUSTEE DEALINGS WITH THE COMPANY.

      The Trustee under the Junior Subordinated Note Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

      14.   AUTHENTICATION.

      This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

      15.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

      16.   ACCELERATION UPON EVENT OF DEFAULT.

      Upon the occurrence of an Event of Default payment of the Notes may be accelerated in accordance with Section 6.02 of the Junior Subordinated Note Indenture.

                                   Exhibit A-6

      17.   JUNIOR LITIGATION TRUST CERTIFICATE.

      This Note hereby additionally represents a Junior Litigation Trust Certificate having an aggregate face amount equal to the aggregate outstanding principal amount of this Note issued pursuant to the Litigation Trust Agreement, dated as of August 15, 2005, established pursuant to the Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Trenwick America Corporation, a Delaware corporation and predecessor in interest to the Company, a copy of which may be obtained without charge by written request to the Company. Any transfer of this Note shall also constitute a transfer of such Junior Litigation Trust Certificate.

      The Company will furnish to any Holder upon written request and without charge a copy of the Junior Subordinated Note Indenture. Requests may be made to ________________ Attention:______________.

                                   Exhibit A-7

[FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

      Insert Taxpayer Identification No. _______________________________________

      Please print or typewrite name and address including zip code of assignee ____________ ______________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________ attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

      Date: ____________           __________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                   Exhibit A-8

                                                                       EXHIBIT B

                                 [FACE OF NOTE]
                              TRENWICK AMERICA LLC
                      SERIES B JUNIOR SUBORDINATED SECURED
                           NOTE DUE FEBRUARY 15, 2013

      CUSIP

      No.  [__________]                                   $_________

      Trenwick America LLC, a Delaware limited liability company (the "COMPANY"), for value received, promises to pay to _______, or its registered assigns, the principal sum of $___________ (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $[____________] in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Junior Subordinated Note Indenture on February 15, 2013. No interest shall be payable on the outstanding principal amount of the Notes.

This Note is one of a duly authorized issue of securities of the Company designated as its "Series B Junior Subordinated Secured Notes due February 15, 2013" (herein called the "NOTES"), limited in aggregate principal amount to $[_____________], and issued under a Junior Subordinated Note Indenture, dated as of September __, 2005 (herein called the "JUNIOR SUBORDINATED NOTE INDENTURE"), between the Company and HSBC Bank USA, National Association, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Junior Subordinated Note Indenture), to which reference to the Junior Subordinated Note Indenture is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used, but not defined, in this Note shall have the meanings ascribed to them in the Junior Subordinated Note Indenture.

                                   Exhibit A-1

      IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officers.

      Trenwick America LLC

      By: __________________________________
          Name:
          Title:

      By: __________________________________
          Name:
          Title:

                                  Exhibit A-2

(Trustee's Certificate of Authentication)

      This is one of the Series B Junior Subordinated Secured Notes due February 15, 2013 described in the within-mentioned Junior Subordinated Note Indenture.

      Date:

      HSBC Bank USA, National Association,
      as Trustee

      By:________________________________
         Authorized Signatory

      For further information, please contact [______________], Trenwick America LLC, at ______________.

                                   Exhibit A-3

                             [REVERSE SIDE OF NOTE]

      THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR DEBT TO THE EXTENT, AND ON THE TERMS, SET FORTH IN THE JUNIOR SUBORDINATED NOTE INDENTURE.

      [Insert the legend set forth in Section 2.02, if applicable pursuant to the provisions of the Junior Subordinated Note Indenture]

      1.    PRINCIPAL.

      The principal amount of this Note is due and payable on February 15, 2013.

      2.    METHOD OF PAYMENT.

      The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal by a check payable in such money. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

      3.    AGENT AND REGISTRAR.

      Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

      4.    INDENTURE; LIMITATIONS.

      The Company issued the Notes under the Junior Subordinated Note Indenture. The terms of the Notes include those stated in the Junior Subordinated Note Indenture and those made part of the Junior Subordinated Note Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Junior Subordinated Note Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Junior Subordinated Note Indenture, the terms of the Junior Subordinated Note Indenture shall control. The Notes are subordinated secured obligations of the Company entitled to the benefits of the Junior Subordinated Note Indenture and the Collateral Documents.

      5.    OPTIONAL REDEMPTION SUBJECT TO SUBORDINATION PROVISIONS.

      Prior to the occurrence of an Event of Default and after payment in full in each of the Senior Debt, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time prior to maturity (whether by acceleration or at Final Maturity) at par without a premium. Notice of any optional redemption will be mailed at least 30 days but not

                                   Exhibit A-4
more than 60 days before the Redemption Date to each Holder to be redeemed at its last address as it appears in the Note Register.

      6.    MANDATORY REDEMPTION FROM FREE CASH FLOW.

      After the full indefeasible payment of the Senior Debt in cash, the Company shall redeem, on a quarterly basis, until the Notes have been repaid in full, an aggregate principal amount of the Notes equal to the Free Cash Flow Amount, if any, as of the last day of the most recent fiscal quarter then ended. The mandatory redemption of an amount of principal of the Notes from Free Cash Flow shall be effected in accordance with the provisions of Article 3 of the Junior Subordinated Note Indenture.

      7.    DENOMINATION; TRANSFER; EXCHANGE.

      The Notes are in registered form with coupons in denominations of at least $1.00 of principal amount. A Holder may register the transfer or exchange of Notes in accordance with the Junior Subordinated Note Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Junior Subordinated Note Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made. The Notes can only be transferred in accordance with Section 2.06(c) of the Junior Subordinated Note Indenture.

      8.    PERSONS DEEMED OWNERS.

      Prior to registration of a transfer by a Holder of a Note as provided for in the Junior Subordinated Note Indenture, a Holder shall be treated as the owner of a Note for all purposes.

      9.    DISCHARGE UPON FULL REDEMPTION OR PAYMENT AT FINAL MATURITY.

      If, on or prior to the Final Maturity, the Company (a) deposits with the Trustee money or United States Governmental Securities sufficient to pay the then entire outstanding principal of the Notes, and (b) complies with the other terms set forth in Article 11 of the Junior Subordinated Note Indenture, the Company will be discharged from all other obligations set forth in the Junior Subordinated Note Indenture.

      10.   AMENDMENT; SUPPLEMENT; WAIVER.

      Subject to certain exceptions, the Junior Subordinated Note Indenture or the Notes may be amended or supplemented with the Required Consent, and any existing default, or compliance with any provision, may be waived with the Required Consent. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Junior Subordinated Note Indenture or the Notes to, among other things, cure ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

                                   Exhibit A-5

      "REQUIRED CONSENT" means, at any time, Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of their Controlled Affiliates); provided, however, that with respect to any amendment, modification or waiver in respect of Section 4.03, Section 4.08, Section 4.09, Section 4.10,
Section 6.01, Section 6.02 (and any definition used therein) and the definition of "Subordinated Debt", "Required Consent" shall mean Holders of at least 75% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Controlled Affiliates).

      11.   RESTRICTIVE COVENANTS.

      The Junior Subordinated Note Indenture imposes certain limitations on the ability of the Company and its Subsidiaries, among other things, to purchase the Notes, incur additional Debt, make Restricted Payments, make asset sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its property. Within 90 days after the end of each fiscal year of the Company, the Company must report to the Trustee on compliance with such limitations.

      12.   SUCCESSOR PERSONS.

      When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Junior Subordinated Note Indenture, the predecessor Person will be released from those obligations.

      13.   TRUSTEE DEALINGS WITH THE COMPANY.

      The Trustee under the Junior Subordinated Note Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

      14.   AUTHENTICATION.

      This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

      15.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

      16.   ACCELERATION UPON EVENT OF DEFAULT.

      Upon the occurrence of an Event of Default payment of the Notes may be accelerated in accordance with Section 6.02 of the Junior Subordinated Note Indenture.

                                   Exhibit A-6

      17.   JUNIOR LITIGATION TRUST CERTIFICATE.

      This Note hereby additionally represents a Junior Litigation Trust Certificate having an aggregate face amount equal to the aggregate outstanding principal amount of this Note issued pursuant to the Litigation Trust Agreement, dated as of August 15, 2005, established pursuant to the Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Trenwick America Corporation, a Delaware corporation and predecessor in interest to the Company, a copy of which may be obtained without charge by written request to the Company. Any transfer of this Note shall also constitute a transfer of such Junior Litigation Trust Certificate.

      The Company will furnish to any Holder upon written request and without charge a copy of the Junior Subordinated Note Indenture. Requests may be made to ________________ Attention:______________.

                                   Exhibit A-7

[FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

      Insert Taxpayer Identification No.________________________________________

      Please print or typewrite name and address including zip code of assignee ____________ ______________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________ attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

      Date: ____________           _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                   Exhibit A-8

                                                                   SCHEDULE 1.01

                                   Exhibit A-1

                                                                   SCHEDULE 4.10

                                  Schedule 4.09